Exhibit 99.1

NEWS RELEASE July 22, 2026

Contacts: Sunit Patel, CFO
Hamilton West, VP Corp Finance & Treasurer
FOR IMMEDIATE RELEASE	Crown Castle Inc.
713-570-3050

CROWN CASTLE REPORTS SECOND QUARTER 2026 RESULTS AND UPDATES OUTLOOK FOR FULL YEAR 2026

July 22, 2026 - HOUSTON, TEXAS - Crown Castle Inc. (NYSE: CCI) ("Crown Castle") today reported results for the second quarter ended June 30, 2026, and updated its full year 2026 Outlook, as reflected in the table below.

(dollars in millions, except per share amounts)	Current Full Year 2026 Outlook Midpoint(a)	Full Year 2025 Actual	% Change	Previous Full Year 2026 Outlook(b)	Current Compared to Previous Outlook
Site rental revenues(c)	$3,855	$4,049	(5)%	$3,850	$5
Net income (loss)	$870	$444	96%	$830	$40
Net income (loss) per share—diluted	$2.02	$1.01	100%	$1.94	$0.08
Adjusted EBITDA(c)(d)	$2,690	$2,863	(6)%	$2,690	$—
AFFO(c)(d)	$1,975	$1,904	4%	$1,970	$5
AFFO per share(c)(d)	$4.59	$4.36	5%	$4.59	$—
(a)Reflects midpoint of full year 2026 Outlook as issued on July 22, 2026.
(b)Reflects midpoint of previous full year 2026 Outlook as issued on May 1, 2026.
(c)Excludes amounts related to the Fiber Business (as defined in "Non-GAAP Measures and Other Information") which are presented in discontinued operations through April 30, 2026.
(d)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

"We delivered a solid second quarter, positioning us to increase our full year 2026 guide for AFFO," said Chris Hillabrant, Crown Castle's President and Chief Executive Officer. "On May 1st, we successfully completed a significant milestone in the transformation of our business by concluding the sale of our Fiber and Small Cell businesses. We continue to focus on becoming a best-in-class US tower operator by driving operating efficiencies, increasing land ownership under our towers, modernizing our systems, and improving customer experience. With a clear pure-play US tower strategy, a disciplined capital allocation framework, and an investment-grade balance sheet, we believe we are well positioned to deliver attractive long-term shareholder returns."

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RESULTS FROM THE QUARTER

(dollars in millions, except per share amounts)	Q2 2026	Q2 2025	Change	% Change
Site rental revenues(a)	$967	$1,008	$(41)	(4)%
Net income (loss)	$94	$291	$(197)	(68)%
Net income (loss) per share—diluted	$0.22	$0.67	$(0.45)	(67)%
Adjusted EBITDA(a)(b)	$675	$705	$(30)	(4)%
AFFO(a)(b)	$488	$444	$44	10%
AFFO per share(a)(b)	$1.13	$1.02	$0.11	11%
(a)Excludes amounts related to the Fiber Business (as defined in "Non-GAAP Measures and Other Information"), which are presented in discontinued operations through April 30, 2026.
(b)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis.

HIGHLIGHTS FROM THE QUARTER
•Site rental revenues. Organic Contribution to Site Rental Billings in the second quarter 2026 was $38 million, or 3.9% organic growth, excluding an unfavorable $49 million and $5 million impact from DISH Terminations and Sprint Cancellations, respectively. Organic growth increases to 4.2% if DISH revenues are excluded from prior year site rental billings, which compares to 3.7% in the second quarter 2025 on a comparable basis. Site rental revenues were negatively impacted by a $3 million decrease in amortization of prepaid rent and a $23 million decrease in straight-lined revenues, resulting in a decline in site rental revenues of $41 million, or 4.1% from second quarter 2025 to second quarter 2026. The following table outlines the components of Organic Contribution to Site Rental Billings, excluding the impact of DISH and the Sprint Cancellations, and the respective percentage of prior period site rental billings, excluding prior year site rental billings to DISH.

($ in millions; totals may not sum due to rounding)	Current Full Year 2026 Outlook Midpoint(a)		Q2 2026		Q2 2025(c)
Core leasing activity(b)	$65	1.8%	$15	1.7%	$16	1.7%
Escalators	$100	2.7%	$25	2.7%	$24	2.6%
Non-renewals(b)	$(30)	(0.8)%	$(7)	(0.7)%	$(7)	(0.7)%
Change in other billings(b)	$—	—%	$5	0.5%	$2	0.2%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations(b)	$135	3.6%	$38	4.2%	$34	3.7%
(a)As issued on July 22, 2026.
(b)See "Non-GAAP Measures and Other Information" for our definitions of core leasing activity, non-renewals, other billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations.
(c)Amounts have been recast to exclude DISH contributions to the components of Organic Contribution to Site Rental Billings.

•Net income (loss). Net income (loss) for the second quarter 2026 was $94 million compared to $291 million for the second quarter 2025.
•Adjusted EBITDA. Second quarter 2026 Adjusted EBITDA was $675 million compared to $705 million for the second quarter 2025. The decrease in the quarter was primarily a result of the lower contribution from site rental
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revenues discussed above, partially offset by a decrease in selling, general and administrative expenses, excluding the impact of stock-based compensation expense.
•AFFO and AFFO per share. Second quarter 2026 AFFO was $488 million, or $1.13 per share, representing a 10% increase from second quarter 2025. The increase in the quarter was primarily a result of a decrease in interest expense and an increase in interest income resulting from the use of proceeds from the sale of our Fiber and Small Cell businesses.
•Capital expenditures. Capital expenditures from continuing operations during the second quarter were $59 million, composed of $52 million of discretionary capital expenditures and $7 million of sustaining capital expenditures. The $59 million of capital expenditures increased 48% compared to $40 million of capital expenditures during second quarter 2025, primarily driven by a $20 million increase in land capital expenditures.
•Common stock dividend. During the quarter, Crown Castle paid common stock dividends of approximately $460 million in the aggregate, or $1.0625 per common share, unchanged on a per share basis compared to the same period a year ago.

"In the second quarter we delivered solid results and closed the sale of our Fiber and Small Cell businesses for $8.4 billion of net proceeds," stated Sunit Patel, Crown Castle's Chief Financial Officer. "Consistent with our capital allocation framework and investment grade balance sheet, following the close of the sale transaction we completed $1 billion of share repurchases and repaid more than $7 billion of debt. We ended the second quarter with a strong balance sheet including 100% fixed rate debt, a weighted average debt maturity of approximately 7 years, and approximately $4.5 billion of availability under our revolving credit facility."

OUTLOOK
This Outlook section contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein is set forth below and in Crown Castle's filings with the SEC.
The following table sets forth Crown Castle's current full year 2026 Outlook, which includes the following key changes from the previous Outlook issued on May 1, 2026:
•A $5 million increase to site rental revenues from higher Organic Contributions to Site Rental Billings.
•A $10 million decrease in site rental cost of operations and a $15 million decrease in selling, general and administrative expenses, including a $10 million decrease to stock based compensation expense.
•A $20 million decrease in services and other gross margin.
•A $5 million decrease in interest expense.

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(in millions, except per share amounts)	Full Year 2026 Outlook(a)			Changes to Midpoint from Previous Outlook(b)
Site rental billings(c)	$3,805	to	$3,835	$5
Amortization of prepaid rent	65	to	95	—
Straight-lined revenues	(75)	to	(45)	—
Other revenues	15	to	15	—
Site rental revenues	3,833	to	3,878	5
Site rental costs of operations(d)	968	to	1,013	10
Services and other gross margin	70	to	100	(20)
Net income (loss)(e)	730	to	1,010	40
Net income (loss) per share—diluted(e)	1.70	to	2.35	0.08
Adjusted EBITDA(c)	2,665	to	2,715	—
Depreciation, amortization and accretion	627	to	722	—
Interest expense and amortization of deferred financing costs, net(f)	787	to	832	(5)
Income (loss) from discontinued operations, net of tax(g)	(360)	to	(80)	—
FFO(c)	1,730	to	1,760	40
AFFO(c)	1,950	to	2,000	5
AFFO per share(c)	4.53	to	4.65	—
Discretionary capital expenditures(c)	150	to	250	—
(a)As issued on July 22, 2026.
(b)As issued on May 1, 2026.
(c)See "Non-GAAP Measures and Other Information" for further information and reconciliation of non-GAAP financial measures to net income (loss), including on a per share basis, and for definition of site rental billings and discretionary capital expenditures.
(d)Exclusive of depreciation, amortization and accretion.
(e)Includes contribution from discontinued operations through April 30, 2026.
(f)See "Non-GAAP Measures and Other Information" for the reconciliation of "Outlook for Components of Interest Expense."
(g)Represents expected results from the Fiber Business, including the estimated loss on disposal, through April 30, 2026.

•The following chart reconciles the components contributing to the expected 2026 decrease in site rental revenues.

•Change in other billings is expected to increase $5 million from the previous Outlook primarily from higher back-billings.
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•Full year 2026 Organic Contribution to Site Rental Billings, excluding the impact of DISH Terminations and Sprint Cancellations, is expected to be approximately $135 million or 3.4% at the midpoint, or 3.6% if DISH revenues are excluded from prior year site rental billings.
•The previous Outlook for full year 2026 Organic Contribution to Site Rental Billings, excluding the impact of DISH Terminations and Sprint Cancellations, was approximately $130 million or 3.3% at the midpoint, or 3.5% if DISH revenues are excluded from prior year site rental billings.
•The chart below reconciles the components of expected growth in AFFO from 2025 to 2026 of approximately $15 million at the midpoint.

•Expenses impacting AFFO are expected to decrease approximately $15 million from the previous Outlook as we continue to drive operational efficiencies across the business.
•Services contribution is expected to decrease by approximately $20 million from the previous Outlook, primarily driven by lower services activity levels.
•Interest expense is expected to decrease by approximately $5 million from the previous Outlook.
Additional information is available in Crown Castle's quarterly Supplemental Information Package posted in the Investors section of our website.

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CONFERENCE CALL DETAILS
Crown Castle has scheduled a conference call for Wednesday, July 22, 2026, at 5:00 p.m. Eastern time to discuss its second quarter 2026 results. A listen only live audio webcast of the conference call, along with supplemental materials for the call, can be accessed on the Crown Castle website at https://investor.crowncastle.com. Participants may join the conference call by dialing 833-816-1115 (Toll Free) or 412-317-0694 (International) at least 30 minutes prior to the start time. All dial-in participants should ask to join the Crown Castle call.
A replay of the webcast will be available on the Investor page of Crown Castle's website until end of day, Thursday, July 22, 2027.

ABOUT CROWN CASTLE
Crown Castle owns, operates and leases approximately 40,000 cell towers across the U.S. This nationwide portfolio serves as the foundation of wireless connectivity that provides cities and communities access to essential data, technology and wireless service – bringing information, ideas, innovations and the connectivity of modern life to help people and businesses thrive. For more information on Crown Castle, please visit www.crowncastle.com.
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Non-GAAP Measures and Other Information
This press release includes presentations of Adjusted EBITDA, Adjusted Funds from Operations ("AFFO"), including per share amounts, Funds from Operations ("FFO"), including per share amounts, Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations and DISH Terminations), and Net Debt, which are non-GAAP financial measures. These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations (as determined in accordance with Generally Accepted Accounting Principles ("GAAP")).
Our non-GAAP financial measures may not be comparable to similarly titled measures of other companies, including other companies in the towers sector or other real estate investment trusts ("REITs").
In addition to the non-GAAP financial measures used herein, we also provide the components of certain GAAP measures, such as site rental revenues and capital expenditures.
Our non-GAAP financial measures are presented as additional information because management believes these measures are useful indicators of the financial performance of our business. Among other things, management believes that:
•Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is a financial measure frequently used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by removing the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of the towers sector and other REITs to measure financial performance without regard to items such as depreciation, amortization and accretion, which can vary depending upon accounting methods and the book value of assets. Adjusted EBITDA should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance.
•AFFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that AFFO helps investors or other interested parties meaningfully evaluate our financial performance as it includes (1) the impact of our capital structure (primarily interest expense on our outstanding debt and dividends on our preferred stock (in periods where applicable)) and (2) sustaining capital expenditures, and excludes the impact of our (1) asset base (primarily depreciation, amortization and accretion) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations or rent free periods, the (1) revenues are recognized on a straight-lined basis over the fixed, non-cancelable term of the tenant contract, and (2) expenses are recognized on a straight-lined basis over the estimated lease term including renewal options that are reasonably certain to be exercised. Management notes that Crown Castle uses AFFO only as a performance measure. AFFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations or as residual cash flow available for discretionary investment.
•FFO, including per share amounts, is useful to investors or other interested parties in evaluating our financial performance. Management believes that FFO may be used by investors or other interested parties as a basis to compare our financial performance with that of other REITs. FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily real estate depreciation, amortization and accretion). FFO is not a key performance indicator used by Crown Castle. FFO should be considered only as a supplement to net income (loss) computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flow from operations.
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•Organic Contribution to Site Rental Billings (also referred to as organic growth) is useful to investors or other interested parties in understanding the components of the year-over-year changes in our site rental revenues computed in accordance with GAAP. Management uses Organic Contribution to Site Rental Billings to assess year-over-year growth rates for our rental activities, to evaluate current performance, to capture trends in rental rates, core leasing activities and tenant non-renewals in our core business, as well as to forecast future results. Separately, we are also disclosing Organic Contribution to Site Rental Billings as Adjusted for Sprint Cancellations and DISH Terminations, which is outside of ordinary course, to provide further insight into our results of operations and underlying trends. Management believes that identifying the impact of Sprint Cancellations and DISH Terminations provides increased transparency and comparability across periods. Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations and DISH Terminations) is not meant as an alternative measure of revenue and should be considered only as a supplement in understanding and assessing the performance of our site rental revenues computed in accordance with GAAP.
•Net Debt is useful to investors or other interested parties in evaluating our overall debt position and future debt capacity. Management uses Net Debt in assessing our leverage. Net Debt is not meant as an alternative measure of debt and should be considered only as a supplement in understanding and assessing our leverage.
Non-GAAP Financial Measures
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss) plus restructuring charges (credits), asset write-down charges, goodwill impairment charges, acquisition and integration costs, depreciation, amortization and accretion, amortization of prepaid lease purchase price adjustments, interest expense and amortization of deferred financing costs, net, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, interest income, other (income) expense, (benefit) provision for income taxes, (income) loss from discontinued operations, net of tax, cumulative effect of a change in accounting principle and stock-based compensation expense, net.
AFFO. We define AFFO as FFO before straight-lined revenues, straight-lined expenses, stock-based compensation expense, net, non-cash portion of tax provision, non-real estate related depreciation, amortization and accretion, amortization of non-cash interest expense, other (income) expense, (gains) losses on retirement of long-term obligations, net (gain) loss on interest rate swaps, (gains) losses on foreign currency swaps, impairment of available-for-sale securities, acquisition and integration costs, restructuring charges (credits), cumulative effect of a change in accounting principle and adjustments for noncontrolling interests, less sustaining capital expenditures.
AFFO per share. We define AFFO per share as AFFO divided by diluted weighted-average common shares outstanding.
FFO. We define FFO as net income (loss) plus real estate related depreciation, amortization and accretion, asset write-down charges, goodwill impairment charges, and (income) loss from discontinued operations, net of tax, less noncontrolling interest and cash paid for preferred stock dividends (in periods where applicable), and is a measure of funds from operations attributable to common stockholders.
FFO per share. We define FFO per share as FFO divided by diluted weighted-average common shares outstanding.
Organic Contribution to Site Rental Billings. We define Organic Contribution to Site Rental Billings (also referred to as organic growth) as the sum of the change in site rental revenues related to core leasing activity, escalators and other billings, including those associated with DISH Terminations, less non-renewals of tenant contracts, including those associated with Sprint Cancellations, and DISH Terminations. Additionally, Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations reflects Organic Contribution to Site Rental Billings plus non-renewals associated with Sprint Cancellations, less Organic Contribution to Site Rental Billings associated with DISH Terminations.
Net Debt. We define Net Debt as (1) debt and other long-term obligations and (2) current maturities of debt and other obligations, excluding unamortized adjustments, net, less cash and cash equivalents and restricted cash and cash equivalents.
Other Definitions
Site rental billings. We define site rental billings as site rental revenues exclusive of the impacts from (1) straight-lined revenues, (2) amortization of prepaid rent in accordance with GAAP, (3) contribution from recent acquisitions until the one-year anniversary of such acquisitions, (4) other revenues, such as tenant cancellation fees, finance charges and other items and (5) amounts related to DISH Terminations, where applicable.
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Core leasing activity. We define core leasing activity as site rental revenues growth from tenant additions and renewals or extensions of tenant contracts, exclusive of (1) the impacts from both straight-lined revenues and amortization of prepaid rent in accordance with GAAP, (2) other revenues and (3) amounts related to DISH Terminations, where applicable.
Other billings. We define other billings as the growth or reduction in site rental revenues as a result of non-recurring contractual billings and adjustments, expense recoveries, sales credits and other amounts not captured in core leasing activity, exclusive of amounts related to DISH Terminations, where applicable.
Non-renewals. We define non-renewals of tenant contracts as the reduction in site rental revenues as a result of tenant churn, terminations and, in limited circumstances, reductions of existing lease rates, exclusive of non-renewals associated with Sprint Cancellations and DISH Terminations, where applicable.
Discretionary capital expenditures. We define discretionary capital expenditures relating to continuing operations as those made with respect to activities which we believe exhibit sufficient potential to enhance long-term stockholder value. Discretionary capital expenditures, including with respect to discontinued operations, primarily consist of expansion or development of our communications infrastructure (including capital expenditures related to (1) enhancing communications infrastructure in order to add new tenants for the first time or support subsequent tenant equipment augmentations or (2) modifying the structure of a communications infrastructure asset to accommodate additional tenants) and construction of new communications infrastructure. Discretionary capital expenditures also include purchases of land interests (which primarily relates to land assets under towers as we seek to manage our interests in the land beneath our towers), certain technology-related investments necessary to support and scale future customer demand for our communications infrastructure, and other capital projects.
Sustaining capital expenditures. We define sustaining capital expenditures as those capital expenditures (including with respect to discontinued operations) not otherwise categorized as discretionary capital expenditures, such as (1) maintenance capital expenditures on our communications infrastructure assets that enable our tenants' ongoing quiet enjoyment of the communications infrastructure and (2) ordinary corporate capital expenditures.
Sprint Cancellations. We define Sprint Cancellations as lease cancellations related to the previously disclosed T-Mobile US, Inc. and Sprint network consolidation as described in our press release dated April 19, 2023.
DISH Terminations. We define DISH Terminations as the impact of lease terminations related to the previously disclosed notice of default and termination that was sent to DISH Wireless L.L.C. ("DISH") regarding our Master Lease Agreement and related agreements as described in our press release dated January 12, 2026.
Fiber Business. We define Fiber Business as the historically reported Fiber segment, prior to its reclassification to discontinued operations, together with certain supporting assets and personnel. Management signed a definitive agreement ("Agreement") to sell the Fiber Business with EQT Active Core Infrastructure fund ("EQT") acquiring the small cells business and Zayo Group Holdings Inc. ("Zayo") acquiring the fiber solutions business ("Transaction"). The Transaction was completed on May 1, 2026. We received aggregate net cash proceeds of $8.4 billion, representing the gross contractual purchase price of $8.5 billion less the net impact of preliminary purchase price adjustments of $124 million, which are subject to a post-closing settlement process.
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Reconciliation of Historical Adjusted EBITDA:

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
(in millions; totals may not sum due to rounding)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025	December 31, 2025
Net income (loss)(a)	$94	$291	$245	$(173)	$444
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	2	2	5	4	11
Depreciation, amortization and accretion	171	175	343	352	690
Restructuring charges(b)	—	—	14	—	—
Amortization of prepaid lease purchase price adjustments	3	4	7	8	15
Interest expense and amortization of deferred financing costs, net(c)	208	243	450	479	972
(Gains) losses on retirement of long-term obligations	(24)	—	(24)	—	—
Interest income	(18)	(4)	(22)	(7)	(13)
Other (income) expense	1	(2)	2	(3)	(3)
(Benefit) provision for income taxes	4	4	9	9	16
Stock-based compensation expense, net	28	18	47	36	73
(Income) loss from discontinued operations, net of tax(d)	205	(26)	275	722	659
Adjusted EBITDA(e)(f)	$675	$705	$1,350	$1,428	$2,863
Reconciliation of Current Outlook for Adjusted EBITDA:

	Full Year 2026
(in millions; totals may not sum due to rounding)	Outlook(g)
Net income (loss)(a)	$730	to	$1,010
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	10	to	20
Acquisition and integration costs	(3)	to	3
Depreciation, amortization and accretion	627	to	722
Restructuring charges	25	to	35
Amortization of prepaid lease purchase price adjustments	14	to	16
Interest expense and amortization of deferred financing costs, net(h)	787	to	832
(Gains) losses on retirement of long-term obligations	(25)	to	(25)
Interest income	(25)	to	(25)
Other (income) expense	0	to	9
(Benefit) provision for income taxes	11	to	19
Stock-based compensation expense, net	78	to	82
(Income) loss from discontinued operations, net of tax(i)	80	to	360
Adjusted EBITDA(e)(f)	$2,665	to	$2,715
(a)Includes contribution from discontinued operations through April 30, 2026.
(b)Represents restructuring charges recorded related to the Company's restructuring plan announced in February 2026, as further discussed in the Annual Report on Form 10-K for the year ended December 31, 2025 ("2026 Restructuring Plan"). For the three and six months ended June 30, 2026, no charges and $14 million of charges were recorded related to the 2026 Restructuring Plan, respectively.
(c)See the reconciliation of "Components of Interest Expense" for a discussion of non-cash interest expense.
(d)Represents results from the Fiber Business, including a loss on disposal of $280 million and $252 million recorded in the three months ended June 30, 2026 and 2025, respectively, and $625 million and $1,082 million recorded in the six months ended June 30, 2026 and 2025, respectively.
(e)See discussion and our definition of Adjusted EBITDA in this "Non-GAAP Measures and Other Information."
(f)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(g)As issued on July 22, 2026.
(h)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(i)Represents expected results from the Fiber Business, including the estimated loss on disposal, through April 30, 2026.

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Reconciliation of Historical FFO and AFFO:

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
(in millions; totals may not sum due to rounding)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025	December 31, 2025
Net income (loss)(a)	$94	$291	$245	$(173)	$444
Real estate related depreciation, amortization and accretion	162	162	323	326	650
Asset write-down charges	2	2	5	4	11
(Income) loss from discontinued operations, net of tax(b)	205	(26)	275	722	659
FFO(c)(d)	$464	$429	$847	$879	$1,764
Weighted-average common shares outstanding—diluted	434	437	436	436	437

FFO (from above)	$464	$429	$847	$879	$1,764
Adjustments to increase (decrease) FFO:
Straight-lined revenues	3	(20)	6	(39)	(12)
Straight-lined expenses	13	14	27	29	58
Stock-based compensation expense, net	28	18	47	36	73
Non-cash portion of tax provision	(5)	(5)	—	—	1
Non-real estate related depreciation, amortization and accretion	8	13	19	26	40
Amortization of non-cash interest expense	6	4	9	8	16
Other (income) expense	1	(2)	2	(3)	(3)
(Gains) losses on retirement of long-term obligations	(24)	—	(24)	—	—
Restructuring charges(e)	—	—	14	—	—
Sustaining capital expenditures	(7)	(7)	(14)	(13)	(33)
AFFO(c)(d)	$488	$444	$934	$923	$1,904
Weighted-average common shares outstanding—diluted	434	437	436	436	437
(a)Includes contribution from discontinued operations through April 30, 2026.
(b)Represents results from the Fiber Business, including a loss on disposal of $280 million and $252 million recorded in the three months ended June 30, 2026 and 2025, respectively, and $625 million and $1,082 million recorded in the six months ended June 30, 2026 and 2025, respectively.
(c)See discussion and our definitions of FFO and AFFO in this "Non-GAAP Measures and Other Information."
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)Represents restructuring charges recorded related to the 2026 Restructuring Plan.
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Reconciliation of Historical FFO and AFFO per share:

	For the Three Months Ended		For the Six Months Ended		For the Twelve Months Ended
(in millions, except per share amounts; totals may not sum due to rounding)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025	December 31, 2025
Net income (loss)(a)	$0.22	$0.67	$0.56	$(0.40)	$1.02
Real estate related depreciation, amortization and accretion	0.37	0.37	0.74	0.75	1.49
Asset write-down charges	0.01	—	0.01	0.01	0.03
(Income) loss from discontinued operations, net of tax(b)	0.47	(0.06)	0.63	1.65	1.51
FFO(c)(d)	$1.07	$0.98	$1.94	$2.01	$4.04
Weighted-average common shares outstanding—diluted	434	437	436	436	437

FFO (from above)	$1.07	$0.98	$1.94	$2.01	$4.04
Adjustments to increase (decrease) FFO:
Straight-lined revenues	0.01	(0.05)	0.01	(0.09)	(0.03)
Straight-lined expenses	0.03	0.03	0.06	0.07	0.13
Stock-based compensation expense, net	0.07	0.04	0.11	0.08	0.17
Non-cash portion of tax provision	(0.01)	(0.01)	—	—	—
Non-real estate related depreciation, amortization and accretion	0.02	0.03	0.04	0.06	0.09
Amortization of non-cash interest expense	0.01	0.01	0.02	0.02	0.04
Other (income) expense	—	—	—	(0.01)	(0.01)
(Gains) losses on retirement of long-term obligations	(0.05)	—	(0.05)	—	—
Restructuring charges(e)	—	—	0.03	—	—
Sustaining capital expenditures	(0.02)	(0.02)	(0.03)	(0.03)	(0.08)
AFFO(c)(d)	$1.13	$1.02	$2.14	$2.11	$4.36
Weighted-average common shares outstanding—diluted	434	437	436	436	437
(a)Includes contribution from discontinued operations through April 30, 2026.
(b)Represents results from the Fiber Business, including a loss on disposal of $280 million and $252 million recorded in the three months ended June 30, 2026 and 2025, respectively, and $625 million and $1,082 million recorded in the six months ended June 30, 2026 and 2025, respectively.
(c)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(d)The above reconciliation excludes line items included in our definition which are not applicable for the periods shown.
(e)Represents restructuring charges recorded related to the 2026 Restructuring Plan.
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News Release continued:	Page 13
Reconciliation of Current Outlook for FFO and AFFO:

	Full Year 2026			Full Year 2026
(in millions, except per share amounts; totals may not sum due to rounding)	Outlook(a)			Outlook per Share(a)
Net income (loss)(b)	$730	to	$1,010	$1.70	to	$2.35
Real estate related depreciation, amortization and accretion	600	to	680	1.40	to	1.58
Asset write-down charges	10	to	20	0.02	to	0.05
(Income) loss from discontinued operations, net of tax(c)	80	to	360	0.19	to	0.84
FFO(d)(e)	$1,730	to	$1,760	$4.02	to	$4.09
Weighted-average common shares outstanding—diluted	430			430

FFO (from above)	$1,730	to	$1,760	$4.02	to	$4.09
Adjustments to increase (decrease) FFO:
Straight-lined revenues	45	to	75	0.10	to	0.17
Straight-lined expenses	45	to	65	0.10	to	0.15
Stock-based compensation expense, net	78	to	82	0.18	to	0.19
Non-cash portion of tax provision	(8)	to	8	(0.02)	to	0.02
Non-real estate related depreciation, amortization and accretion	27	to	42	0.06	to	0.10
Amortization of non-cash interest expense	15	to	25	0.03	to	0.06
Other (income) expense	0	to	9	0.00	to	0.02
(Gains) losses on retirement of long-term obligations	(25)	to	(25)	(0.06)	to	(0.06)
Acquisition and integration costs	(3)	to	3	(0.01)	to	0.01
Restructuring charges	25	to	35	0.06	to	0.08
Sustaining capital expenditures	(45)	to	(25)	(0.10)	to	(0.06)
AFFO(d)(e)	$1,950	to	$2,000	$4.53	to	$4.65
Weighted-average common shares outstanding—diluted	430			430

(a)As issued on July 22, 2026.
(b)Includes contribution from discontinued operations through April 30, 2026.
(c)Represents expected results from the Fiber Business, including the estimated loss on disposal, through April 30, 2026.
(d)See discussion and our definitions of FFO and AFFO, including per share amounts, in this "Non-GAAP Measures and Other Information."
(e)The above reconciliation excludes line items included in our definition which are not applicable for the period shown.
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News Release continued:	Page 14
For Comparative Purposes - Reconciliation of Previous Outlook for Adjusted EBITDA:

	Previously Issued
(in millions; totals may not sum due to rounding)	Full Year 2026 Outlook(a)
Net income (loss)(b)	$690	to	$970
Adjustments to increase (decrease) net income (loss):
Asset write-down charges	10	to	20
Acquisition and integration costs	(3)	to	3
Depreciation, amortization and accretion	627	to	722
Restructuring charges	25	to	35
Amortization of prepaid lease purchase price adjustments	14	to	16
Interest expense and amortization of deferred financing costs, net(c)	792	to	837
(Gains) losses on retirement of long-term obligations	—
Interest income	(25)	to	(25)
Other (income) expense	0	to	9
(Benefit) provision for income taxes	11	to	19
Stock-based compensation expense, net	88	to	92
(Income) loss from discontinued operations, net of tax(d)	80	to	360
Adjusted EBITDA(e)(f)	$2,665	to	$2,715
For Comparative Purposes - Reconciliation of Previous Outlook for FFO and AFFO:

	Previously Issued			Previously Issued
(in millions, except per share amounts; totals may not sum due to rounding)	Full Year 2026 Outlook(a)			Full Year 2026 Outlook per share(a)
Net income (loss)(b)	$690	to	$970	$1.61	to	$2.26
Real estate related depreciation, amortization and accretion	600	to	680	1.40	to	1.59
Asset write-down charges	10	to	20	0.02	to	0.05
(Income) loss from discontinued operations, net of tax(d)	80	to	360	0.19	to	0.84
FFO(e)(f)	$1,690	to	$1,720	$3.94	to	$4.01
Weighted-average common shares outstanding—diluted	429			429

FFO (from above)	$1,690	to	$1,720	$3.94	to	$4.01
Adjustments to increase (decrease) FFO:
Straight-lined revenues	45	to	75	0.10	to	0.17
Straight-lined expenses	45	to	65	0.10	to	0.15
Stock-based compensation expense, net	88	to	92	0.21	to	0.21
Non-cash portion of tax provision	(8)	to	8	(0.02)	to	0.02
Non-real estate related depreciation, amortization and accretion	27	to	42	0.06	to	0.10
Amortization of non-cash interest expense	15	to	25	0.03	to	0.06
Other (income) expense	0	to	9	0.00	to	0.02
(Gains) losses on retirement of long-term obligations	—			—
Acquisition and integration costs	(3)	to	3	(0.01)	to	0.01
Restructuring charges	25	to	35	0.06	to	0.08
Sustaining capital expenditures	(45)	to	(25)	(0.10)	to	(0.06)
AFFO(e)(f)	$1,945	to	$1,995	$4.53	to	$4.65
Weighted-average common shares outstanding—diluted	429			429
(a)As issued on May 1, 2026.
(b)Includes contribution from discontinued operations through April 30, 2026.
(c)See the reconciliation of "Outlook for Components of Interest Expense" for a discussion of non-cash interest expense.
(d)Represents expected results from the Fiber Business, including the estimated loss on disposal, through April 30, 2026.
(e)See discussion of and our definition of Adjusted EBITDA, FFO and AFFO, including per share amounts in this "Non-GAAP Measures and Other Information."
(f)The above reconciliation excludes line items included in our definition which are not applicable for the period shown.

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News Release continued:	Page 15
Components of Changes in Site Rental Revenues for the Quarters Ended June 30, 2026 and 2025(a):

	Three Months Ended June 30,
(dollars in millions; totals may not sum due to rounding)	2026	2025
Components of changes in site rental revenues:
Prior year site rental billings excluding site rental billings to DISH(b)	$912	$928
Prior year site rental billings to DISH(b)	49	38
Prior year site rental billings(b)	$961	$966

Core leasing activity(b)	15	16
Escalators	25	24
Non-renewals(b)	(7)	(7)
Other billings(b)	5	2
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations(b)	38	34
Organic Contribution to Site Rental Billings associated with DISH(b)	(49)	11
Non-renewals associated with Sprint Cancellations(b)	(5)	(51)
Organic Contribution to Site Rental Billings(b)	(16)	(6)
Straight-lined revenues	(3)	20
Amortization of prepaid rent	21	23
Other revenues	4	4
Total site rental revenues	$967	$1,008

Year-over-year changes in revenues:
Site rental revenues as a percentage of prior year site rental revenues	(4.1)%	(5.3)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings excluding the prior year site rental billings to DISH(b)	4.2%	3.7%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings(b)	3.9%	3.5%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(b)	(1.8)%	(0.6)%
(a)The financial impact of the Fiber Business revenues is excluded, as these amounts are presented within discontinued operations through April 30, 2026.
(b)See our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, DISH Terminations, Organic Contribution to Site Rental Billings and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations in this "Non-GAAP Measures and Other Information."
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News Release continued:	Page 16
Components of Changes in Site Rental Revenues for Current and Previous Outlook for Full Year 2026:

(dollars in millions; totals may not sum due to rounding)	Full Year 2026 Outlook(a)(c)			Previously Issued Full Year 2026 Outlook(b)(c)
Components of changes in site rental revenues:
Prior year site rental billings excluding site rental billings to DISH(d)	$3,701			$3,701
Prior year site rental billings to DISH(d)	222			222
Prior year site rental billings(d)	$3,923			$3,923

Core leasing activity(d)	60	to	70	60	to	70
Escalators	95	to	105	95	to	105
Non-renewals(d)	(35)	to	(25)	(35)	to	(25)
Other billings(d)	—			(5)	to	(5)
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations(d)	120	to	150	115	to	145
Non-renewals associated with Sprint Cancellations(d)	(20)	to	(20)	(20)	to	(20)
Non-renewals associated with DISH Terminations(d)	(220)	to	(220)	(220)	to	(220)
Organic Contribution to Site Rental Billings(d)	(120)	to	(90)	(125)	to	(95)
Straight-lined revenues	(75)	to	(45)	(75)	to	(45)
Amortization of prepaid rent	65	to	95	65	to	95
Other revenues	15	to	15	15	to	15
Acquisitions(e)	—			—
Total site rental revenues	$3,833	to	$3,878	$3,828	to	$3,873

Year-over-year changes in revenues:(f)
Site rental revenues as a percentage of prior year site rental revenues	(4.8)%			(4.9)%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings excluding site rental billings to DISH(d)	3.6%			3.5%
Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations as a percentage of prior year site rental billings(d)	3.4%			3.3%
Organic Contribution to Site Rental Billings as a percentage of prior year site rental billings(d)	(2.7)%			(2.8)%
(a)As issued on July 22, 2026.
(b)As issued on May 1, 2026.
(c)Represents full year 2026 Outlook for continuing operations only.
(d)See our definitions of site rental billings, core leasing activity, non-renewals, other billings, Sprint Cancellations, DISH Terminations, Organic Contribution to Site Rental Billings, and Organic Contribution to Site Rental Billings as Adjusted for Impact of Sprint Cancellations and DISH Terminations in this "Non-GAAP Measures and Other Information."
(e)Represents the contribution from recent acquisitions. The financial impact of recent acquisitions is excluded from Organic Contribution to Site Rental Billings, including as Adjusted for Impact of Sprint Cancellations and DISH Terminations, until the one-year anniversary of such acquisitions.
(f)Calculated based on midpoint of full year 2026 Outlook, where applicable.

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News Release continued:	Page 17
Components of Capital Expenditures:(a)(b)

	For the Three Months Ended		For the Six Months Ended
(in millions)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Discretionary capital expenditures:
Tower improvements and other capital projects	$16	$17	$34	$33
Purchases of land interests	36	16	68	34
Sustaining capital expenditures	7	7	14	13
Total capital expenditures	$59	$40	$116	$80
Outlook for Discretionary Capital Expenditures Less Prepaid Rent Additions:(b)(c)

(in millions)	Full Year 2026 Outlook(d)
Discretionary capital expenditures	$150	to	$250
Less: Prepaid rent additions(e)	(30)	to	(50)
Discretionary capital expenditures less prepaid rent additions	$110	to	$210
Components of Interest Expense:

	For the Three Months Ended
(in millions)	June 30, 2026	June 30, 2025
Interest expense on debt obligations	$202	$239
Amortization of deferred financing costs and adjustments on long-term debt	7	8
Capitalized interest	(1)	(4)
Interest expense and amortization of deferred financing costs, net	$208	$243
Outlook for Components of Interest Expense:

(in millions)	Full Year 2026 Outlook(f)			Previously Issued Full Year 2026 Outlook(g)
Interest expense on debt obligations	$770	to	$810	$775	to	$815
Amortization of deferred financing costs and adjustments on long-term debt	25	to	35	25	to	35
Capitalized interest	(15)	to	(5)	(15)	to	(5)
Interest expense and amortization of deferred financing costs, net	$787	to	$832	$792	to	$837

(a)See our definitions of discretionary capital expenditures and sustaining capital expenditures in this "Non-GAAP Measures and Other Information."
(b)The financial impact of the Fiber Business is excluded, as these amounts are presented within discontinued operations through April 30, 2026.
(c)Excludes sustaining capital expenditures. See "Non-GAAP Measures and Other Information" for our definitions of discretionary capital expenditures and sustaining capital expenditures.
(d)As issued on July 22, 2026 and unchanged from previous full year 2026 Outlook issued on May 1, 2026.
(e)Reflects up-front consideration from long-term tenant contracts (commonly referred to as prepaid rent) that are amortized and recognized as revenue over the associated estimated lease term in accordance with GAAP.
(f)As issued on July 22, 2026.
(g)As issued on May 1, 2026.

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News Release continued:	Page 18

Debt Balances and Maturity Dates as of June 30, 2026:

(in millions)	Face Value(a)	Maturity
Cash and cash equivalents and restricted cash and cash equivalents(b)	$1,254

Senior Secured Notes, Series 2009-1, Class A-2(c)	22	Aug. 2029
Senior Secured Tower Revenue Notes, Series 2018-2(d)	750	July 2048
Installment purchase liabilities and finance leases(e)	261	Various
Total secured debt	$1,033
2026 Revolver(f)	—	May 2031
Commercial Paper Notes(g)	—	Various
1.050% Senior Notes(h)	1,000	July 2026
2.900% Senior Notes	718	Mar. 2027
4.000% Senior Notes	500	Mar. 2027
3.650% Senior Notes	979	Sept. 2027
5.000% Senior Notes	977	Jan. 2028
3.800% Senior Notes	978	Feb. 2028
4.800% Senior Notes	597	Sept. 2028
4.300% Senior Notes	557	Feb. 2029
5.600% Senior Notes	696	June 2029
4.900% Senior Notes	546	Sept. 2029
3.100% Senior Notes	532	Nov. 2029
3.300% Senior Notes	709	July 2030
2.250% Senior Notes	1,044	Jan. 2031
2.100% Senior Notes	981	Apr. 2031
2.500% Senior Notes	726	July 2031
5.100% Senior Notes	739	May 2033
5.800% Senior Notes	705	Mar. 2034
5.200% Senior Notes	650	Sept. 2034
2.900% Senior Notes	1,219	Apr. 2041
4.750% Senior Notes	350	May 2047
5.200% Senior Notes	396	Feb. 2049
4.000% Senior Notes	341	Nov. 2049
4.150% Senior Notes	493	July 2050
3.250% Senior Notes	887	Jan. 2051
Total unsecured debt	$17,320
Net Debt(i)	$17,099
(a)Net of required principal amortizations and repurchases.
(b)Cash on hand was used to repay the 1.050% Senior Notes on the contractual maturity date in July 2026.
(c)The Senior Secured Notes, 2009-1, Class A-2 principal amortizes over a period ending in August 2029.
(d)If the $750 million aggregate principal amount of 4.241% senior secured tower revenue notes ("Tower Revenue Notes, Series 2018-2") is not paid in full on or prior to July 2028, the anticipated repayment date, then the Excess Cash Flow (as defined in the indenture) of the issuers of such notes will be used to repay the principal, and additional interest (of approximately 5% per annum) will accrue on such notes. The Tower Revenue Notes, Series 2018-2 are prepayable at par if voluntarily repaid within eighteen months of the anticipated repayment date; earlier prepayment may require additional consideration.
(e)As of June 30, 2026, reflects $5 million in finance lease obligations (primarily related to vehicles).
(f)As of June 30, 2026, the undrawn availability under the $4.5 billion 2026 Revolver was $4.5 billion. The Company pays a commitment fee on the undrawn available amount, which as of June 30, 2026, ranged from 0.080% to 0.200%, based on the Company's senior unsecured debt rating, per annum.
(g)As of June 30, 2026, the Company had $2.0 billion available for issuance under its $2.0 billion unsecured commercial paper program. The maturities of the Commercial Paper Notes, when outstanding, may vary but may not exceed 397 days from the date of issue.
(h)In July 2026, we repaid in full the 1.050% Senior Notes on the contractual maturity date.
(i)See further information on, and our definition and discussion of, Net Debt in this "Non-GAAP Measures and Other Information."
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News Release continued:	Page 19
Cautionary Language Regarding Forward-Looking Statements
This news release contains forward-looking statements and information that are based on our management's current expectations as of the date of this news release. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as "estimate," "see," "anticipate," "project," "plan," "intend," "believe," "expect," "likely," "predicted," "positioned," "continue," "target," "focus," and any variations of these words and similar expressions are intended to identify forward-looking statements. Such statements include our full year 2026 Outlook and plans, projections, expectations and estimates regarding (1) the value of our business model and strategy, (2) creation and maximization of shareholder value and returns, (3) operating as a standalone U.S. tower business and the potential benefits therefrom, (4) benefits stemming from our capital allocation framework, (5) net income (loss) (including on a per share basis), (6) AFFO (including on a per share basis) and its components and growth, (7) Adjusted EBITDA and its components and growth, (8) Organic Contribution to Site Rental Billings (including as Adjusted for Impact of Sprint Cancellations and DISH Terminations) and its components and growth, (9) site rental revenues and its components and growth, (10) the impact of Sprint Cancellations, (11) our balance sheet, liquidity, leverage and credit ratings, (12) capital expenditures, including discretionary capital expenditures, (13) the impact of DISH Terminations, (14) operating efficiencies and the potential benefits therefrom, (15) potential land acquisitions under our towers, (16) modernizing and investing in our systems and processes, (17) interest expense and (18) dividends, including dividend levels, rates and amounts. Any dividends remain subject to the approval of our Board of Directors which has the discretion to determine whether to declare dividends and the amounts and timing of the dividends.
Such forward-looking statements are subject to certain risks, uncertainties and assumptions and should be considered in light of the risks referenced in the "Risk Factors" section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:
•prevailing market conditions;
•a slowdown in demand for our towers and a reduction in the amount or change in the mix of network investment by our tenants;
•the loss, consolidation or financial instability of any of our tenants;
•expansion or development of our business and the potential disruptions in our business caused thereby;
•failure to timely, efficiently and safely execute on our construction projects;
•reduction in demand for our towers as a result of new technologies;
•failure to retain rights to our towers;
•volatility in demand in our services business, which may reduce the predictability of our results;
•inability to negotiate favorable rates on our new or renewing tenant contracts as a result of competition in our industry;
•delayed timing or lack of deployment or adoption by tenants of new wireless technologies;
•the impact of cybersecurity breaches or other information technology disruptions;
•the impact of climate-related events, natural disasters, including wildfires, and other unforeseen events on our business;
•failure to attract, recruit and retain qualified and experienced employees;
•changes to management, including turnover of our top executives;
•actions and plans related to restructuring our business;
•the sale of our Fiber Business to EQT and Zayo;
•availability of financing and capital, the levels of debt that we maintain, the terms of our debt instruments, compliance with debt covenants and our credit ratings;
•the impact on the market price of our common stock as a result of sales or issuances of a substantial number of shares of our common stock;
•the introduction of new laws or regulations or failure to comply with laws or regulations which regulate our business;
•funding of future dividend payments to our stockholders; and
•failure to maintain our REIT status for U.S. federal income tax purposes.
The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in subsequent other periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.
As used in this release, the term "including," and any variation thereof, means "including without limitation."
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News Release continued:	Page 20

CROWN CASTLE INC. CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED) (Amounts in millions, except par values)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,042	$99
Restricted cash and cash equivalents	207	170
Receivables, net	179	172
Prepaid expenses	78	79
Deferred site rental receivables	191	167
Other current assets	19	23
Current assets of discontinued operations	—	434
Total current assets	1,716	1,144
Deferred site rental receivables	2,258	2,288
Property and equipment, net	6,165	6,273
Operating lease right-of-use assets	5,410	5,473
Goodwill	5,127	5,127
Site rental contracts and tenant relationships	746	834
Other intangible assets, net	27	27
Other assets, net	63	61
Non-current assets of discontinued operations	—	10,291
Total assets	$21,512	$31,518

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$90	$71
Accrued interest	210	235
Deferred revenues	259	192
Other accrued liabilities	213	168
Current maturities of debt and other obligations	2,260	2,783
Current portion of operating lease liabilities	258	268
Current liabilities of discontinued operations	—	762
Total current liabilities	3,290	4,479
Debt and other long-term obligations	15,979	21,554
Operating lease liabilities	4,907	4,961
Other long-term liabilities	606	607
Non-current liabilities of discontinued operations	—	1,552
Total liabilities	24,782	33,153
Commitments and contingencies
Stockholders' equity (deficit):
Common stock, 0.01 par value; 1,200 shares authorized; June 30, 2026—437 shares issued and 426 outstanding, and December 31, 2025—435 shares issued and outstanding	4	4
Additional paid-in capital	18,570	18,527
Treasury stock, at cost; June 30, 2026—11 shares, and December 31, 2025—0 shares	(1,000)	—
Accumulated other comprehensive income (loss)	(5)	(5)
Dividends/distributions in excess of earnings	(20,839)	(20,161)
Total equity (deficit)	(3,270)	(1,635)
Total liabilities and equity (deficit)	$21,512	$31,518
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News Release continued:	Page 21

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED) (Amounts in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenues:
Site rental	$967	$1,008	$1,928	$2,019
Services and other	41	52	90	102
Net revenues	1,008	1,060	2,018	2,121
Operating expenses:
Costs of operations:(a)
Site rental	249	251	489	491
Services and other	19	27	45	55
Selling, general and administrative	97	99	187	192
Asset write-down charges	2	2	5	4
Depreciation, amortization and accretion	171	175	343	352
Restructuring charges	—	—	14	—
Total operating expenses	538	554	1,083	1,094
Operating income (loss)	470	506	935	1,027
Interest expense and amortization of deferred financing costs, net	(208)	(243)	(450)	(479)
Gains (losses) on retirement of long-term obligations	24	—	24	—
Interest income	18	4	22	7
Other income (expense)	(1)	2	(2)	3
Income (loss) from continuing operations before income taxes	303	269	529	558
Benefit (provision) for income taxes	(4)	(4)	(9)	(9)
Income (loss) from continuing operations	$299	$265	$520	$549
Discontinued Operations
Income (loss) from discontinued operations before gain (loss) from disposal, net of tax	75	278	350	360
Gain (loss) from disposal of discontinued operations	(280)	(252)	(625)	(1,082)
Income (loss) from discontinued operations, net of tax	(205)	26	(275)	(722)
Net income (loss)	$94	$291	$245	$(173)

Net income (loss), per common share:
Income (loss) from continuing operations, basic	$0.69	$0.61	$1.20	$1.26
Income (loss) from discontinued operations, basic	(0.47)	0.06	(0.63)	(1.66)
Net income (loss)—basic	$0.22	$0.67	$0.57	$(0.40)
Income (loss) from continuing operations, diluted	$0.69	$0.61	$1.19	$1.26
Income (loss) from discontinued operations, diluted	(0.47)	0.06	(0.63)	(1.66)
Net income (loss)—diluted	$0.22	$0.67	$0.56	$(0.40)
Weighted-average common shares outstanding:
Basic	433	435	434	435
Diluted	434	437	436	436
(a)Exclusive of depreciation, amortization and accretion shown separately.

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News Release continued:	Page 22

CROWN CASTLE INC. CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED) (In millions of dollars)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$245	$(173)
(Income) loss from discontinued operations before (gain) loss from disposal, net of tax	(350)	(360)
(Gain) loss from disposal of discontinued operations	625	1,082
Income (loss) from continuing operations	520	549
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used for) operating activities:
Depreciation, amortization and accretion	343	352
(Gains) losses on retirement of long-term obligations	(24)	—
Amortization of deferred financing costs and other non-cash interest	14	16
Stock-based compensation expense, net	47	36
Asset write-down charges	5	4
Deferred income tax (benefit) provision	4	1
Other non-cash adjustments, net	1	(4)
Net cash provided by (used for) operating activities from discontinued operations	108	581
Changes in assets and liabilities, excluding the effects of acquisitions:
Increase (decrease) in accrued interest	(25)	(6)
Increase (decrease) in accounts payable	21	—
Increase (decrease) in other liabilities	19	(32)
Decrease (increase) in receivables	(4)	29
Decrease (increase) in other assets	11	(53)
Net cash provided by (used for) operating activities	1,040	1,473
Cash flows from investing activities:
Capital expenditures	(116)	(80)
Other investing activities, net	—	3
Net cash provided by (used for) investing activities from discontinued operations(a)	8,089	(446)
Net cash provided by (used for) investing activities	7,973	(523)
Cash flows from financing activities:
Principal payments on debt and other long-term obligations	(45)	(59)
Purchases and redemptions of long-term debt	(3,191)	(700)
Borrowings under revolving credit facility	1,350	400
Payments under revolving credit facility	(2,295)	—
Net issuances (repayments) under commercial paper program	(1,931)	564
Payments for financing costs	(6)	—
Purchases of common stock	(1,017)	(23)
Dividends/distributions paid on common stock	(932)	(1,153)
Net cash provided by (used for) financing activities	(8,067)	(971)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	946	(21)
Effect of exchange rate changes on cash	—	—
Cash and cash equivalents and restricted cash and cash equivalents at beginning of period(b)	308	295
Cash and cash equivalents and restricted cash and cash equivalents at end of period(c)	$1,254	$274
Supplemental disclosure of cash flow information:
Interest paid	$466	$478
Income taxes paid (refunded)	$9	$9
(a)Inclusive of $8.4 billion of net cash proceeds from the completed sale of the Fiber Business in 2026.
(b)Inclusive of cash and cash equivalents and restricted cash and cash equivalents included in discontinued operations.
(c)Inclusive of cash and cash equivalents and restricted cash and cash equivalents included in discontinued operations for the period ending June 30, 2025.
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